UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2021

POLARITYTE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32404	06-1529524
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1960 S. 4250 West, Salt Lake City, UT 84104

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (800) 560-3983

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, Par Value $0.001	PTE	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On January 22, 2021, PolarityTE, Inc. (the “Company”) issued a press release announcing the agreement by an accredited investor to exercise certain warrants to purchase up to an aggregate of 10,688,043 shares of common stock having an exercise price of $0.624 issued by the company in December 2020. In consideration for the immediate exercise of the warrants for cash, the company agreed to sell to the exercising holder an additional warrant pursuant to the registration statement. The new warrant will be exercisable into an aggregate of up to 8,016,033 shares of common stock at an exercise price of $1.20 per share and a term of exercise equal to five years. The purchase price of the additional warrant will be $1,002,004, or $0.125 per warrant share. A copy of the press release is attached as Exhibit 99.1 to this report.

Pursuant to a letter agreement, dated November 6, 2020, as amended on December 16, 2020, the Company engaged H.C. Wainwright & Co., LLC (the “Placement Agent”) as placement agent in connection with the transaction. As compensation for acting in such capacity, the Company has agreed to pay the Placement Agent a cash fee of 7.0% of the aggregate gross proceeds raised in the sale of the new warrant, a cash fee upon exercise of the new warrant equal to 7% of the aggregate exercise price of the new warrant if and when exercised by the holder, and to issue to the Placement Agent or its designees warrants (the “Placement Agent Warrants”) to purchase up to 6.0% of the aggregate number of shares of the Company’s common stock underlying the new warrants (or warrants to purchase up to an aggregate 480,962 shares of common stock). The Placement Agent Warrants have substantially the same terms as the new warrants. The issuance of the Placement Agent Warrants is expected to occur simultaneously with the closing of the sale of the new warrants.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated January 22, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLARITYTE, INC.

Dated: January 22, 2021	/s/ Jacob Patterson
Jacob Patterson
Interim Chief Financial Officer